Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	May 2, 2013
BUTLER NATIONAL CORPORATION CONTINUES REFOCUS OF BUSINESS WITH DIVESTITURE OF FLORIDA WASTE WATER MONITORING BUSINESS

OLATHE, KANSAS, May 2, 2013, - Butler National Corporation (OTC QB: BUKS), a leader in the growing global market for structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces it has closed the sale of the Company’s waste water monitoring business to Beadle Enterprises, LLC.

Beadle Enterprises, LLC is a South-Florida based company operating through its wholly owned subsidiary Pump Station Maintenance Services, LLC.  Mr. Beadle was most recently the president of Butler National Services, Inc.  Mr. Beadle offers customers a lengthy history of providing wastewater monitoring services.  Butler National Services, Inc. will receive $270,000 over five (5) years for the assets  Further details are in the Current Report on Form 8-K filed today by Butler National Corporation with the Securities and Exchange Commission.

"Butler National Corporation is a diverse company with both Aerospace Products and Professional Services segments.  We are committed to serving the needs of our customers and enhancing shareholder value.  Mr. Beadle plans to continue to provide excellent customer service to his customers in South Florida.  Butler National Corporation plans to focus its resources on the core businesses.  We looked for potential candidates to acquire this business and determined Mr. Beadle was the best candidate based on his knowledge and experience in the business and ability to provide a seamless transition,” commented Clark D. Stewart, President and CEO of Butler National Corporation.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements.  Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.  All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K for the year ended April 30, 2012, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

Jim Drewitz, Public Relations jim@jdcreativeoptions.com www.jdcreativeoptions.com Butler National Corporation Investor Relations	Ph (830) 669-2466 Ph (913) 780-9595